Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-190614, 333-196840, 333-205642, 333-213065, and 333-219874) and Form S-3 (No. 333-220326) of Intrexon Corporation of our report dated March 1, 2018, relating to the consolidated financial statements and the effectiveness of internal controls over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
March 1, 2018